Exhibit 10.3

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (the "Agreement") is made and entered into as of October 2, 2009 between the stockholder set forth on the signature page to this Agreement (the "Related Party Holder") and Brean Murray, Carret & Co., LLC ("BMC").

RECITALS

A. China Security & Surveillance Technology, Inc. (the "Company") has entered into that certain Securities Purchase Agreement, dated October 2, 2009 (the "Purchase Agreement") with certain investors set forth on the signature pages thereto (the "Investors") pursuant to which the Company will issue and sell an aggregate of $58.5 million of securities to the Investors. The Related Party Holder is the director and Chief Executive Officer of the Company and the legal and beneficial owner of the Related Party Holder’s Shares (as defined blow).

B. As an inducement for the Investors to enter into and consummate the transactions contemplated by the Purchase Agreement, the Related Party Holder has agreed to execute, deliver and be bound by the terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Effectiveness of Agreement. Related Party Holder has independently evaluated the merits of his decision to enter into and deliver this Agreement, and such Related Party Holder confirms that he has not relied on the advice of BMC or any other person in undertaking to execute this Agreement.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. Related Party Holder hereby represents and warrants that he does not beneficially own (as determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) any shares of the common stock of the Company (the "CSST Common Stock"), or any economic interest therein or derivative therefrom, other than those shares of CSST Common Stock specified on his signature page to this Agreement. For purposes of the Agreement, the shares of CSST Common Stock beneficially owned by such Related Party Holder as specified on its signature page to this Agreement are collectively referred to as the "Related Party Holder’s Shares."

4. Lockup. From and after the date of this Agreement and through and including December 1, 2009 (the "Lockup Period"), the Related Party Holder irrevocably agrees it will not, directly or indirectly, offer, sell, pledge (except for any pledges reflected on a Schedule 13D filed prior to October 1, 2009 and pledges made to secure guarantees of bona fide debt obligations for money borrowed by the Company’s subsidiaries in the ordinary course of business, consistent with past practices for giving such pledges), announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, any of its Related Party Holder’s Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive, Related Party Holder’s Shares) without BMC’s prior written consent. In furtherance thereof, the Related Party Holder will cause the Company to (x) place a stop order on all Related Party Holder’s Shares covered by any registration statements, (y) notify the Company’s transfer agent in writing of the stop order and the restrictions on such Related Party Holder’s Shares under this Agreement; and (z) direct the transfer agent not to process any attempts by the Related Party Holder to resell or transfer any Related Party Holder’s Shares under such registration statements or otherwise in violation of this Agreement.

5. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Related Party Holder in connection with this Agreement.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may not be amended or modified in any manner except by a written agreement executed by each of the parties hereto.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Remedies. BMC shall have the right to specifically enforce all of the obligations of the Related Party Holder under this Agreement (without posting a bond or other security), in addition to recovering damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Related Party Holder recognizes that if it fails to perform, observe, or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to BMC. Therefore, the Related Party Holder agrees that BMC shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

14. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York and the federal laws of the United States of America applicable therein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

Brean Murray, Carret & Co., LLC

By:
Name:
Title:

Name of Related Party Holder: Guoshen Tu

Number of shares of CSST Common Stockbeneficially owned: 16,760,435

Lockup Agreement